UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2015 (June 3, 2015)

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Charles K. Dempster retired from the Board of Directors of the General Partner of MarkWest Energy Partners, L.P.  Mr. Dempster’s retirement was a personal decision and did not result from any disagreement with the Partnership. Mr. Dempster has served as a member of the Board of Directors since December 2002. At the time of his retirement, Mr. Dempster was serving as a member of the Audit Committee and as a member of the Nominating & Corporate Governance Committee.

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Common Unitholders of MarkWest Energy Partners, L.P. (the “Partnership”) was held on June 3, 2015.  At the close of business on April 6, 2015, the record date for the determination of unitholders entitled to vote at the 2015 Annual Meeting of Common Unitholders, there were 186,751,224 common units of the Partnership issued, outstanding and entitled to vote at the meeting. At the Annual Meeting of Common Unitholders, there were not less than 165,575,565 common units, or approximately 89% of the outstanding common units, represented by proxy or in attendance at the meeting, thereby establishing the presence of a quorum. The Partnership’s common unitholders were presented with and asked to vote on three proposals. The following are the results of the voting.

Proposal No. 1:

Each of the eight nominees for Director of MarkWest Energy GP, L.L.C., the general partner of the Partnership, was elected to serve a one-year term until the 2016 Annual Meeting of Common Unitholders.  Votes regarding the persons elected as Directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frank M. Semple	122,301,553	991,607	42,282,405
Donald D. Wolf	122,321,958	971,202	42,282,405
Michael L. Beatty	81,939,767	41,353,393	42,282,405
William A. Bruckmann III	122,355,959	937,201	42,282,405
Donald C. Heppermann	122,155,507	1,137,653	42,282,405
Randall J. Larson	122,410,130	883,030	42,282,405
Anne E. Fox Mounsey	122,262,250	1,030,910	42,282,405
William P. Nicoletti	122,199,723	1,093,437	42,282,405

Proposal No. 2:

The appointment of Deloitte & Touche LLP as the Partnership’s independent accountants for the fiscal year ending December 31, 2015 was ratified.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
164,453,094	190,892	931,579	—

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: June 8, 2015	By:	/s/ NANCY K. BUESE
Nancy K. Buese Executive Vice President and Chief Financial Officer